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Exhibit 3.5

AMENDMENT NO. 1
TO
AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF
MARKWEST ENERGY GP, L.L.C.

        This Amendment No. 1 ("Amendment No. 1") to the AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF MARKWEST ENERGY GP, L.L.C. dated May 24, 2002, is agreed to, approved and made effective as of December 31, 2004, by Markwest Energy GP, L.L.C. (the "Company").

WITNESSETH

        WHEREAS, the Class A Member and the Class B Members of the Company made and entered into that certain Amended and Restated Limited Liability Company Agreement effective as of May 24, 2002 (the "Agreement");

        WHEREAS, Markwest Hydrocarbon, Inc. ("MarkWest") holds 100 percent of the Class A membership interests in the Company and a majority of the total Membership Interests of the Company outstanding;

        WHEREAS, MarkWest has agreed to contribute to the Company $1,660,000 to fund the Company's Cobb Contribution that will be used to construct the New Cobb Plant, as those terms are defined below;

        WHEREAS, the Company desires to amend the Agreement as provided herein to reflect this capital contribution by MarkWest;

        WHEREAS, Section 18.1 of the Agreement provides that the Agreement may be amended pursuant to any amendment that is approved by Members holding a majority of the total Membership Interests outstanding;

        WHEREAS, Section 18.2 of the Agreement provides that the Class A Members are authorized to execute as attorney-in-fact any amendment described in section 18.1 of the Agreement on behalf of the Class B Members;

        WHEREAS, by execution of this Amendment No. 1, this Amendment No 1 is hereby approved by Members holding a majority of the total Membership Interests outstanding;

        NOW, THEREFORE, in consideration of the premises, the Agreement is hereby amended as follows:

A.    Amendments:

        1.    Article 1.    DEFINITIONS, of the Agreement is hereby amended by adding the following new definitions:

    ""Company's Cobb Contribution" means those contributions made by the Class A Member to fund the Company's obligations under Section 5.2(c) of the Partnership Agreement.

    "New Cobb Plant" has the same meaning as such term is defined in the Partnership Agreement"

        2.    Section 3.5.    SUBSEQUENT CAPITAL CONTRIBUTIONS, of the Agreement is hereby amended by redesignating the existing Section 3.5 as Section 3.5(b), and adding the following new Section 3.5(a):

          "3.5(a)    COBB CONTRIBUTION.    MarkWest shall contribute $1,660,000 to fund the Company's Cobb Contribution."

        3.    Section 5.1.    ALLOCATION OF PROFIT AND LOSS, of the Agreement, is hereby amended by redesignating existing Section 5.1 as Section 5.1(a), and immediately thereafter adding the following new Section 5.1(b):

    "(b) Notwithstanding section 5.1(a), all depreciation or other amortization deductions allocated to the Company under the Partnership Agreement that are attributable to the Company's contribution toward the cost of the New Cobb Plant and any other deductions funded by the Company's Cobb Contribution shall be allocated 100% to the Class A Members."

B.    Miscellaneous:

        1.    Terms.    Capitalized terms used but not defined herein shall have the meaning assigned to them in the Agreement.

        2.    Ratification of Agreement.    As expressly modified and amended herein, all of the terms and conditions of the Agreement shall remain in full force and effect.

        IN WITNESS WHEREOF, the undersigned has executed this Amendment No. 1 to the Amended and Restated Limited Liability Company Agreement of MarkWest Energy GP, L.L.C., be effective as of the date first written above.

MARKWEST HYDROCARBON, INC.
CLASS A MEMBER, individually and as attorney-in-fact for the CLASS B MEMBERS of MARKWEST ENERGY GP, L.L.C.
By:	/s/ ANDREW L. SCHROEDER
Name: Andrew L. Schroeder Title: VP/Treasurer

References:

        See, Amendment No. 1 to MW Energy Partners Limited Partnership Agreement dated December 31, 2004

        See also, MW Hydrocarbon BOD Minutes Dated July 10, 2004

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  Exhibit 3.5
AMENDMENT NO. 1 TO AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF MARKWEST ENERGY GP, L.L.C.
WITNESSETH